Joint Filer Information

Form 3

Designated Filer :	RW LSG Holdings LLC

Other Joint Filers:	Riverwood Capital Partners L.P., Riverwood Capital L.P., Riverwood Capital GP Ltd.

Addresses:	The principal business address of each of the joint filers listed above is 70 Willow Road, Suite 100, Menlo Park, CA 94025

Date of Event Requiring Statement:	5/25/2012

Issuer Name and Ticker or Trading Symbol:	Lighting Science Group Corporation [LSCG]

Signatures:

RW LSG HOLDINGS LLC

By:           Riverwood Capital Partners L.P.,
 as Managing Member

By:           Riverwood Capital L.P.,
 as General Partner

By:           Riverwood Capital GP Ltd.,
 as General Partner

By:           *
 Name: Michael E. Marks
 Title:   Director

RIVERWOOD CAPITAL PARTNERS, L.P.

By:           Riverwood Capital L.P.,
 as General Partner

By:           Riverwood Capital GP Ltd.,
 as General Partner

By:           *
 Name: Michael E. Marks
 Title:   Director

RIVERWOOD CAPITAL L.P.

By:           Riverwood Capital GP Ltd.,
 as General Partner

By:           *
 Name: Michael E. Marks
 Title:   Director

RIVERWOOD CAPTIAL GP Ltd.

By:           *
                         Name: Michael E. Marks
 Title: Director

* /s/ Mei Liang
Attorney-in-fact for Reporting Persons pursuant to Power of Attorney

Date: June 4, 2012